Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus, constituting part of this Registration Statement on Form S-3, of our report dated March 29, 1996, which appears on page F-19 of biosys, inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

Falls Church, Virginia
June 6, 1996